Exhibit 99.3

RESOLUTION OF THE BOARD OF DIRECTORS

OF

WIKI FAMILIES INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held this 10th day of September, 2012,

The Board of Directors which was present for this meeting & took active part therein was:

Malcolm Hutchinson

Robert Coleridge

Chris Dengler

Trisha Malone

Steve Brown

Thomas Hudson

William Hogan

WHEREAS there has been presented to and considered by this meeting a Motion to formally RESIGN my position as DIRECTOR of the company,

NOW THEREFORE BE IT RESOLVED that the full Board, having heard and witnessed my decision to RESIGN, does formally accept this act; and that I do hereby formally RESIGN as Director of the company, and by affixing, my signature hereto, officially as my last corporate act of Director, DO HEREBY RESIGN.

The Director of the corporation, by affixing his signature hereto, does hereby formally resign.

/s/ Robert Coleridge

Robert Coleridge, Director

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

DATED: September 10th, 2012

_____________________

David E. Price, Esq.; Secretary